SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                      __________________________

                               FORM 8-K


                            CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  January 20, 2005

                     Berry Petroleum Company
      (Exact name of registrant as specified in its charter)

Delaware                     1-9735               77-0079387
(State or other           (Commission            IRS Employer
jurisdiction of           File Number)        Identification No.
incorporation)


       5201 Truxtun Avenue, Suite 300 Bakersfield, CA  93309
              (Address of principal executive offices)

Registrant's telephone number, including area code (661) 616-3900


                            N/A
(Former name or former address, if changed since last report)


















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Item 1.01.  Entry into a Material Definitive Agreement.


     On January 20, 2004, Berry Petroleum Company (Berry) entered into an agreement to purchase a 50% working interest in 345,000 prospective acres from Bill Barrett Corporation (NYSE:BBG). Berry and Bill Barrett Corporation will jointly explore and develop shallow Niobrara gas assets on the acreage, which is located in eastern Colorado, western Kansas and southwestern Nebraska (the Tri-State acreage). Berry will pay approximately $5 million for its 50% working interest in the acreage. The news release dated January 25, 2005 is attached hereto as Exhibit 99.



Item 7.01.  Regulation FD

     (c)  Exhibits

     The following Exhibits are hereby furnished as part of this Current Report on Form 8-K:

     Exhibit 99 - News Release dated January 25, 2005 regarding the Registrant's signing of an agreement to purchase and develop
     345,000 acres of Niobrara assets.



                     SIGNATURE

Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            BERRY PETROLEUM COMPANY



                            By     /s/ Kenneth A. Olson
                            Name:      Kenneth A. Olson
                            Title:     Corporate Secretary


     January 25, 2005



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